WSFS Bank Center	WSFS Bank Place	1
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

EXHIBIT 99.1
FOR IMMEDIATE RELEASE	Investor Relations Contact: Andrew Basile
(302) 504-9857; abasile@wsfsbank.com
January 27, 2025	Media Contact: Connor Peoples
(215) 864-5645; cpeoples@wsfsbank.com

WSFS REPORTS 4Q 2024 EPS OF $1.09, ROA OF 1.21%, NIM OF 3.80%;
STRONG DEPOSIT GROWTH AND RECORD WEALTH AND TRUST REVENUE
FULL-YEAR EPS OF $4.41 AND ROA OF 1.27%

Wilmington, DE — WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, today announced its financial results for the full year and fourth quarter of 2024.
Selected financial results and metrics are as follows:

(Dollars in millions, except per share data)	4Q 2024	3Q 2024	4Q 2023	2024	2023
Net interest income	$178.2	$177.5	$178.1	$705.4	$725.1
Fee revenue	83.3	90.2	87.2	340.9	289.9
Total net revenue	261.5	267.7	265.3	1,046.4	1,015.0
Provision for credit losses	8.0	18.4	24.8	61.4	88.1
Noninterest expense	169.1	163.7	147.6	637.7	561.6
Net income attributable to WSFS	64.2	64.4	63.9	263.7	269.2
Pre-provision net revenue (PPNR)(1)	92.4	103.9	117.7	408.7	453.3
Earnings per share (EPS) (diluted)	1.09	1.08	1.05	4.41	4.40
Return on average assets (ROA) (a)	1.21%	1.22%	1.25%	1.27%	1.33%
Return on average equity (ROE) (a)	9.7	10.0	11.1	10.4	11.7
Fee revenue as % of total net revenue	31.8	33.6	32.8	32.5	28.5
Efficiency ratio	64.6	61.1	55.6	60.9	55.2
See “Notes”
GAAP results for the quarterly periods shown included items that are excluded from core results. Below is a summary of the financial effects of these items, which were primarily related to costs associated with the optimization of WSFS-owned real estate properties. For additional detail, refer to the Non-GAAP Reconciliation in the back of this earnings release.

	4Q 2024		3Q 2024		4Q 2023
(Dollars in millions, except per share data)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)	Total (pre-tax)	Per share (after-tax)
Fee revenue	$0.1	$—	$0.1	$—	$9.2	$0.11
Noninterest expense	2.1	0.03	—	—	7.9	0.09
Income tax impacts	(0.4)	(0.01)	—	—	7.1	0.12

(1) As used in this press release, PPNR is a non-GAAP financial measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for credit losses. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	2
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
CEO Commentary
Rodger Levenson, Chairman, CEO and President, said, "WSFS delivered another strong quarter, with core EPS(2) of $1.11 and a core ROA(2) of 1.24%. Our performance was highlighted by robust deposit growth, a strong NIM, lower credit costs and record performance in our Wealth and Trust franchise.
"Our Q4 results included the impact of an adverse event related to a Cash Connect® Client that led to our termination of this relationship. While disappointing, the actions of our team minimized our exposure, a portion of which we expect to recover through insurance and other avenues.
"Full-year 2024 performance was also strong with core EPS of $4.39, core ROA of 1.26% and core ROTCE(2) of 17.83%, all reflecting the continued optimization of recent franchise investments.
"During the quarter, we were honored to be recognized by Newsweek as one of America's Best Regional Banks, reinforcing our position as the leading locally-headquartered bank and wealth franchise in the Greater Philadelphia and Delaware region.
"I extend my sincere thanks to our over 2,300 Associates for their hard work and commitment to WSFS this past year. We enter 2025 with continued momentum and opportunity as we embark on our 2025-2027 Strategic Plan."

(2) As used in this press release, core ROA, core EPS and core ROTCE are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	3
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Highlights for 4Q 2024:

•Core ROA was 1.24%, compared to 1.22% for 3Q 2024.
•Core EPS was $1.11, compared to $1.08 for 3Q 2024.
•Customer deposits increased 4% (not annualized) compared to 3Q 2024 and 4% compared to 4Q 2023, driven by broad-based growth across our Trust, Consumer, and Commercial business lines.
•Net interest margin of 3.80%, compared to 3.78% for 3Q 2024, reflects active deposit repricing actions and higher noninterest deposits, partially offset by lower loan yields.
•Total net credit costs were $8.7 million, compared to $20.1 million for 3Q 2024 due to a decrease in the provision for credit losses, reflecting improvement in leading indicators and lower net charge-offs.
•Gross loans decreased 1% (4% annualized) from 3Q 2024 primarily due to higher commercial payoffs as well as runoff in the consumer partnership portfolios. Gross loans increased 3% from 4Q 2023 driven by increases in commercial mortgage, C&I, residential mortgage, and consumer loans.
•Quarterly record fee revenue in Wealth and Trust, with 12% year over year growth.
•Cash Connect® pre-tax income was negatively impacted by $4.7 million as a result of the termination of a long-standing Client relationship, which is described further in the Cash Connect® section of this release.
•WSFS repurchased 393,238 shares of common stock at an average price of $53.27 per share, totaling an aggregate of $20.9 million. The Board of Directors approved a quarterly cash dividend of $0.15 per share. During the year, WSFS repurchased 2,049,739 shares of common stock, or 3%, of shares outstanding, at an average price of $46.55 per share, returning $95.4 million of capital to shareholders.

WSFS Bank Center	WSFS Bank Place	4
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Fourth Quarter 2024 Discussion of Financial Results
Balance Sheet
The following table summarizes loan and lease balances and composition at December 31, 2024 compared to September 30, 2024 and December 31, 2023:

Loans and Leases
(Dollars in millions)	December 31, 2024		September 30, 2024		December 31, 2023
Commercial & industrial (C&I)	$4,652	36%	$4,661	35%	$4,443	35%
Commercial mortgage	4,031	31	4,149	32	3,801	30
Construction	832	6	806	6	1,036	8
Commercial small business leases	648	5	645	5	624	5
Total commercial loans and leases	10,163	78	10,261	78	9,904	78
Residential mortgage	992	8	965	7	882	7
Consumer	2,086	16	2,138	16	2,012	16
Gross loans and leases	13,241	102%	13,364	101%	12,798	101%
ACL	(195)	(2)	(197)	(1)	(186)	(1)
Net loans and leases	$13,046	100%	$13,167	100%	$12,612	100%
At December 31, 2024, WSFS’ gross loan and lease portfolio decreased $123.1 million, or 1% (4% annualized), when compared with September 30, 2024, primarily driven by decreases of $118.4 million in commercial mortgage attributable to seasonally higher payoff activity, and $52.0 million in consumer loans due to runoff of the Spring EQ and Upstart portfolios. These decreases were partially offset by an increase of $27.0 million in residential mortgage, due to the retention of certain loans based on favorable yields and relationship opportunities.
Gross loans and leases at December 31, 2024 increased $442.6 million, or 3%, when compared with December 31, 2023. Total commercial loans and leases grew $259.1 million, or 3%, driven by increases of $229.4 million, or 6%, in commercial mortgage and $209.2 million, or 5%, in C&I. These increases were partially offset by a $203.4 million decrease in construction loans, partially driven by migration into commercial mortgages and C&I loans (including owner-occupied real estate). Residential mortgage increased $109.2 million, or 12%, and consumer loans increased $74.3 million, or 4%, primarily due to growth in WSFS-originated consumer loans and Spring EQ.

WSFS Bank Center	WSFS Bank Place	5
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
The following table summarizes customer deposit balances and composition at December 31, 2024 compared to September 30, 2024 and December 31, 2023:

Customer Deposits
(Dollars in millions)	December 31, 2024		September 30, 2024		December 31, 2023
Noninterest demand	$4,988	29%	$4,686	29%	$4,917	30%
Interest-bearing demand	2,973	17	2,931	18	2,936	18
Savings	1,466	9	1,489	9	1,610	10
Money market	5,472	32	5,178	31	5,175	31
Total core deposits	14,899	87	14,284	87	14,638	89
Customer time deposits	2,131	13	2,143	13	1,784	11
Total customer deposits	$17,030	100%	$16,427	100%	$16,422	100%
Total customer deposits increased by $602.8 million, or 4% (not annualized), when compared with September 30, 2024, driven by broad-based growth across the Trust, Consumer, and Commercial business lines, partially offset by expected seasonal decreases in municipal deposits. Average customer deposits also increased 4%, compared to 3Q 2024. Average noninterest demand deposits, which comprised 31% of average customer deposits, grew 6% (not annualized), reflecting the strength of our core deposit base.
Total customer deposits increased by $607.4 million, or 4%, from December 31, 2023, primarily driven by the Consumer and Commercial businesses, with growth in time, money market, and noninterest demand deposits. Average customer deposits increased 6% compared to 4Q 2023, including average noninterest demand deposit growth of 7%.
The deposit base remains well-diversified, with 51% of customer deposits coming from the Commercial, Small Business, and Wealth and Trust business lines. The loan-to-deposit ratio(3) was 77% at December 31, 2024, providing continued capacity to fund future loan growth.
Core deposits were 87% of total customer deposits, with a weighted average cost of 147bps for the quarter. No- and low-cost checking accounts represented 46% of total customer deposits with a weighted average cost of 41bps for the quarter.

(3) Ratio of net loans and leases to total customer deposits.

WSFS Bank Center	WSFS Bank Place	6
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Net Interest Income

	Three Months Ending
(Dollars in millions)	December 31, 2024	September 30, 2024	December 31, 2023
Net interest income before purchase accretion	$175.8	$175.5	$174.8
Purchase accounting accretion	2.4	2.0	3.3
Net interest income	$178.2	$177.5	$178.1

Net interest margin before purchase accretion	3.75%	3.74%	3.92%
Purchase accounting accretion	0.05	0.04	0.07
Net interest margin	3.80%	3.78%	3.99%
Net interest income increased $0.7 million, or less than 1%, compared to 3Q 2024, driven by lower deposit and wholesale funding costs, which were partially offset by lower income from loans. Net interest income was essentially flat compared to 4Q 2023, despite 100bps of interest rate cuts in 2H 2024.
Total loan yields were 6.80%, a decrease of 27bps when compared to 3Q 2024, due to the rate cuts in 2H 2024. Total customer deposit costs were 1.83%, a decrease of 12bps, while interest-bearing deposit costs were 2.65%, a decrease of 14bps compared to the prior quarter. The deposit cost decreases reflect deposit repricing actions taken in response to the Fed interest rate cuts.
Net interest margin of 3.80%, an increase of 2bps compared to 3Q 2024, reflects the repricing actions and higher noninterest deposits, partially offset by the lower loan yields mentioned above. Net interest margin decreased 19bps from 4Q 2023, primarily driven by lower loan yields as well as deposit mix shift and growth in higher priced deposit products over the past year.

WSFS Bank Center	WSFS Bank Place	7
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Asset Quality

(Dollars in millions)	December 31, 2024	September 30, 2024	December 31, 2023
Problem assets(4)	$645.0	$721.5	$555.7
Delinquencies	121.8	147.6	101.9
Nonperforming assets	127.4	91.3	75.8
Net charge-offs	10.2	19.2	14.7
Total net credit costs (r)	8.7	20.1	25.4
Problem assets to total Tier 1 capital plus ACL	26.21%	30.11%	23.44%
Classified assets to total Tier 1 capital plus ACL	21.40	21.41	17.29
Ratio of nonperforming assets to total assets	0.61	0.44	0.37
Delinquencies to gross loans (n)	0.92	1.11	0.80
Ratio of quarterly net charge-offs to average gross loans	0.31	0.58	0.46
Ratio of allowance for credit losses to total loans and leases (q)	1.48	1.48	1.46
Ratio of allowance for credit losses to nonaccruing loans	160	219	251
See “Notes”
Total net credit costs were $8.7 million in the quarter, a decrease of $11.4 million, compared to $20.1 million in 3Q 2024. The decrease reflects improvements in early stage metrics of problem assets and delinquencies, as well as net charge-offs.
Problem assets to total Tier 1 capital plus ACL ratio was 26.21%, a decrease of 390bps compared to September 30, 2024, driven by upgrades and the full payoff of a $21.6 million problem credit.
Delinquencies of $121.8 million, or 92bps of gross loans, decreased $25.8 million, or 19bps, compared to September 30, 2024, primarily due to two commercial relationships brought current within the period.
Nonperforming assets increased $36.0 million, or 17bps of total assets, compared to September 30, 2024, primarily driven by the migration of one relationship with two loans, one land and one multifamily construction. These loans were previously included in problem assets and are well-collateralized based on current valuations.
Net charge-offs decreased $8.9 million to $10.2 million, or 31bps (annualized) of average gross loans during the quarter. Outside of the NewLane and Upstart portfolios, which continued to moderate, there were minimal losses in our commercial and consumer portfolios in the quarter.
The ACL was $195.3 million as of December 31, 2024, a decrease of $2.2 million from September 30, 2024. The ACL coverage ratio was 1.48%, flat compared to September 30, 2024.

(4) Problem assets includes all criticized, classified, and nonperforming loans as well as other real estate owned (OREO).

WSFS Bank Center	WSFS Bank Place	8
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Fee Revenue(5)
Core fee revenue (noninterest income) of $83.2 million decreased $6.9 million, or 8% (not annualized), compared to $90.1 million from 3Q 2024. The decrease was driven by $6.4 million of lower Cash Connect® fee revenue and $2.3 million from the Spring EQ earnout recognized in 3Q 2024. The decline in Cash Connect® included a $2.8 million impact from the write-off of uncollectible fees related to the termination of a Client relationship as well as a $2.1 million impact from interest rates (which was offset in noninterest expense). The full impact of the Client termination is described further in the Cash Connect® section of this release. The decrease was partially offset by Wealth and Trust, which increased $3.0 million and delivered a record quarter, with double digit growth in Institutional Services.
Core fee revenue increased $5.2 million, or 7%, compared to 4Q 2023. Excluding the impacts of the Cash Connect® Client termination and Spring EQ-related fees in 2023, core fee revenue increased 15%. The growth was driven by the Wealth and Trust and Cash Connect® business lines. Growth in Wealth and Trust was driven by Institutional Services, Private Wealth Management and The Bryn Mawr Trust Company of Delaware (BMT of DE). Growth in Cash Connect® was driven by bailment Clients added in the fourth quarter of 2023 and the first half of 2024.
For 4Q 2024, our core fee revenue ratio(5) was 31.8% compared to 33.6% in 3Q 2024 and 30.4% in 4Q 2023. Fee revenue is a competitive differentiator providing a well-diversified source of revenue with further growth opportunities expected.

(5) As used in this press release, core fee revenue and core fee revenue ratio is a non-GAAP financial measure. This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	9
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Core Noninterest Expense(6)
Core noninterest expense of $167.0 million increased $3.3 million, or 2% (not annualized), compared to 3Q 2024. Core noninterest expense was impacted by $1.9 million of nonrecurring items related to the Cash Connect® Client termination as well as favorable impacts of $2.3 million from Cash Connect® external funding costs driven by interest rate decreases. Excluding these items, core noninterest expense increased $3.7 million, or 3% (not annualized), which was driven by higher compliance and risk-related professional fees, legal fees and medical benefit costs.
Core noninterest expense increased $27.2 million, or 19%, compared to 4Q 2023. Excluding the impact of the Cash Connect® Client termination and additional external funding costs of $5.4 million (which were more than offset in fee revenue), core noninterest expense increased $20.0 million, or 15%, compared to 4Q 2023.
The $20.0 million increase was largely driven by $18.0 million in higher salaries and benefits as a result of talent additions, performance-based increases, and higher medical costs. The talent additions were concentrated in key business areas, such as Wealth and Trust, Commercial, and Technology. We continue to be a preferred platform for new talent as evidenced by two teams in Wealth and Trust that have recently joined us from competitors.
Our core efficiency ratio(6) was 63.8% in 4Q 2024, compared to 61.1% in 3Q 2024 and 54.5% in 4Q 2023.
Income Taxes
We recorded a $20.2 million income tax provision in 4Q 2024, compared to $21.1 million in 3Q 2024 and $29.4 million in 4Q 2023. The quarter over quarter decrease is primarily due to lower income before taxes and the year over year decrease in income tax provision is primarily due to the surrender of bank-owned life insurance (BOLI) policies in 4Q 2023.
The effective tax rate was 23.9% in 4Q 2024 compared to 24.7% in 3Q 2024 and 31.6% in 4Q 2023. The decrease in effective tax rate for 4Q 2024 compared to 3Q 2024 was primarily driven by lower state taxes and impacts from renewable energy tax credits. The decrease in effective tax rate when compared to 4Q 2023 is attributable to the surrender of BOLI policies mentioned above. The full-year effective tax rate was 24.1% in 2024 compared to 26.3% in 2023.
(6) As used in this press release, core noninterest expense and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	10
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Capital Management
Capital levels remain strong and are all substantially in excess of the “well-capitalized” regulatory benchmarks at December 31, 2024, with WSFS Bank’s Tier 1 leverage ratio of 11.03%, Common Equity Tier 1 capital ratio and Tier 1 capital ratio of 13.88%, and Total Risk-based capital ratio of 15.13%.
WSFS’ total stockholders’ equity decreased $88.5 million, or 3% (not annualized), during 4Q 2024. The decrease was primarily due to an increase in accumulated other comprehensive loss of $124.9 million, driven by market-value decreases on available-for-sale investment securities, and capital returns of $29.8 million to stockholders, comprising $20.9 million from share repurchases and $8.8 million from quarterly dividends. The decrease was partially offset by quarterly earnings of $64.2 million.
WSFS’ tangible common equity(7) decreased $84.5 million, or 5% (not annualized), compared to September 30, 2024, primarily due to the reasons described above. WSFS’ common equity to assets ratio decreased 37bps to 12.44% during the quarter, and our tangible common equity to tangible assets ratio(7) was 8.08% at December 31, 2024, a decrease of 39bps, compared to the prior quarter.
At December 31, 2024, book value per share was $44.15, a decrease of $1.22, or 3% (not annualized), from September 30, 2024, and tangible book value per share was $27.30, a decrease of $1.26, or 4% (not annualized), from September 30, 2024. These decreases were due to the reasons described above. Book value per share increased $3.22, or 8%, and tangible book value per share increased $2.97, or 12%, compared to 4Q 2023.
During 4Q 2024, WSFS repurchased 393,238 shares of common stock for an aggregate of $20.9 million. As of December 31, 2024, WSFS has 3,291,854 shares, or approximately 6% of outstanding shares, remaining to repurchase under its current authorization. For the year, total capital returned to stockholders through share repurchases and quarterly dividends was $131.2 million.
The Board of Directors approved a quarterly cash dividend of $0.15 per share of common stock. This dividend will be paid on February 21, 2025 to stockholders of record as of February 7, 2025.

(7) As used in this press release, tangible common equity and tangible common equity to tangible assets ratio are non-GAAP financial measures. These non-GAAP financial measures exclude goodwill and intangible assets and the related tax-effected amortization. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.

WSFS Bank Center	WSFS Bank Place	11
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Selected Business Segments (included in previous results):
Wealth Management
The Wealth Management segment provides a broad array of planning and advisory services, investment management, trust services, credit and deposit products to individual, corporate, and institutional Clients.
Selected quarterly performance results and metrics are as follows:

(Dollars in millions)	December 31, 2024	September 30, 2024	December 31, 2023
Net interest income	$23.1	$21.6	$18.3
Provision for (recovery of) credit losses	0.4	—	(0.1)
Fee revenue(8)	40.3	37.2	36.0
Noninterest expense(8)	29.9	28.4	26.9
Pre-tax income	33.1	30.4	27.5
Performance Metrics
Trust fee revenue (Institutional Services and BMT of DE)	$24.1	$21.5	$20.9
Private Wealth Management fee revenue	15.3	14.7	14.5
AUM/AUA(9)	89,425	87,217	78,087
Wealth Management delivered a record quarter in fee revenue and earnings, with pre-tax income of $33.1 million, which increased $2.7 million, or 9% (not annualized), compared to 3Q 2024. Net interest income increased $1.5 million, as average deposits were $222.0 million higher than 3Q 2024. Fee revenue increased $3.0 million from 3Q 2024, due to growth across all business areas, including Institutional Services, BMT of DE, and Private Wealth Management. Total noninterest expense increased $1.5 million, compared to 3Q 2024, mostly due to performance-based compensation and higher technology costs.
Wealth Management pre-tax income increased $5.6 million, or 20%, compared to 4Q 2023 due to higher fee revenue and net interest income. Net interest income increased $4.7 million mostly due to higher deposit balances. Fee revenue increased $4.3 million, or 12%, compared to 4Q 2023, due to growth in Institutional Services, Private Wealth Management, and BMT of DE. Total noninterest expense increased $2.9 million driven by salaries and benefits expense from hiring new advisors and performance-based compensation.
Net AUM of $9.2 billion at the end of 4Q 2024 decreased $0.1 billion, or 2%, compared to 3Q 2024, and increased $0.5 billion, or 6%, compared to 4Q 2023. AUM balances compared to the prior quarter were largely driven by declines in broader equity markets and some net outflows.

(8) Includes intercompany allocation of revenue and expense.
(9) Represents Assets Under Management and Assets Under Administration.

WSFS Bank Center	WSFS Bank Place	12
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Cash Connect®
Cash Connect® is a premier provider of ATM vault cash, smart safe and cash logistics services in the United States, servicing non-bank ATMs and smart safes nationwide and supporting ATMs for WSFS Bank Customers with one of the largest branded ATM networks in our region.
Selected quarterly financial results and metrics are as follows:

(Dollars in millions)	December 31, 2024	September 30, 2024	December 31, 2023
Net revenue(10)	$21.8	$27.7	$19.0
Noninterest expense(11)	25.2	26.1	17.4
Pre-tax income	(3.4)	1.6	1.6
Performance Metrics
Average cash managed	$1,585	$1,623	$1,579
Number of serviced non-bank ATMs and smart safes	38,574	42,126	41,695
Number of WSFS owned and branded ATMs	567	569	590
ROA	(2.63)%	1.29%	1.17%
During the fourth quarter, WSFS terminated a relationship with a long-standing Cash Connect® Client as a result of negative events in the Client's overall business portfolio. Due to this termination, Cash Connect® recorded a loss of $3.4 million in 4Q 2024, driven by one-time charges totaling $4.7 million, including $2.8 million in uncollectible fees and $1.9 million in noninterest expense. We are actively engaged in the recovery of these costs through our insurance policies and other avenues, where appropriate. The table below summarizes the impact of these charges.

	Reported		Adjusted
(Dollars in millions)	December 31, 2024	Adjustments	December 31, 2024
Net revenue	$21.8	$2.8	$24.6
Noninterest expense	25.2	(1.9)	23.3
Pre-tax income	(3.4)	4.7	1.4
ROA	(2.63)%	3.69%	1.06%
Excluding the impacts of the terminated relationship, net revenue was $24.6 million, a decrease of $3.0 million compared to 3Q 2024 and pre-tax income was $1.4 million, a decrease of $0.3 million. The decrease in net revenue was driven by $2.1 million related to interest rate reductions (which were offset in noninterest expense) and $1.5 million related to seasonally lower ATM volume, which also impacted pre-tax income.
Excluding the impacts of the terminated relationship, pre-tax net income decreased $0.2 million compared to 4Q 2023. The decrease was primarily driven by higher vault-related expenses, partially offset by the benefit from lower rates.
(10) Includes intercompany allocation of income and net interest income.
(11) Includes intercompany allocation of expense.

WSFS Bank Center	WSFS Bank Place	13
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Fourth Quarter 2024 Earnings Release Conference Call
Management will conduct a conference call to review 4Q 2024 results at 1:00 p.m. Eastern Time (ET) on Tuesday, January 28, 2025. Interested parties may access the conference call live on our Investor Relations website (https://investors.wsfsbank.com). For those who cannot access the live conference call, a replay will be accessible shortly after the event concludes through our Investor Relations website.
About WSFS Financial Corporation
WSFS Financial Corporation is a multibillion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally headquartered bank and trust company in the Greater Philadelphia and Delaware region. As of December 31, 2024, WSFS Financial Corporation had $20.8 billion in assets on its balance sheet and $89.4 billion in assets under management and administration. WSFS operates from 114 offices, 88 of which are banking offices, located in Pennsylvania (57), Delaware (39), New Jersey (14), Florida (2), Nevada (1) and Virginia (1) and provides comprehensive financial services including commercial banking, consumer banking, treasury management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Bryn Mawr Capital Management, LLC, Bryn Mawr Trust®, The Bryn Mawr Trust Company of Delaware, Cash Connect®, NewLane Finance®, Powdermill® Financial Solutions, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.

WSFS Bank Center	WSFS Bank Place	14
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
Forward-Looking Statements
This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, difficult market conditions and unfavorable economic trends in the United States generally and in financial markets, particularly in the markets in which the Company operates and in which its loans are concentrated, including difficult and unfavorable conditions and trends related to housing markets, costs of living, unemployment levels, interest rates, supply chain issues, inflation, and economic growth; the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of the Company's investment securities portfolio, which could impact market confidence in the Company’s operations; possible additional loan losses and impairment of the collectability of loans; the Company's level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs and complying with government-imposed foreclosure moratoriums; , the credit risk associated with the substantial amount of commercial real estate, commercial and industrial, and construction and land development loans in the Company's loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company's operations and potential expenses associated with complying with such regulations; the Company's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms; possible changes in trade, monetary and fiscal policies and stimulus programs, laws and regulations and other activities of governments, agencies, and similar organizations, and the uncertainty of the short- and long-term impacts of such changes; any impairments of the Company's goodwill or other intangible assets; the success of the Company's growth plans; failure of the financial and/or operational controls of the Company's Cash Connect® and/or Wealth Management segments; negative perceptions or publicity with respect to the Company generally and, in particular, the Company's trust and wealth management business; adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings; the Company's reliance on third parties for certain important functions, including the operation of its core systems, and any failures by such third parties; system failures or cybersecurity incidents or other breaches of the Company's network security, particularly given remote working arrangements; the Company's ability to recruit and retain key Associates; the effects of weather, including climate change, and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability, armed conflicts, public health crises and man-made disasters including terrorist attacks; the effects of regional or national civil unrest (including any resulting branch or ATM closures or damage); possible changes in the speed of loan prepayments by the Company's Customers and loan origination or sales volumes; possible changes in market valuations and/or the speed of prepayments of mortgage-backed securities (MBS) due to changes in the interest rate environment, and the related acceleration of premium amortization on prepayments in the event that prepayments accelerate; regulatory limits on the Company's ability to receive dividends from its subsidiaries and pay dividends to its stockholders; any reputation, credit, interest rate, market, operational, litigation, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; any compounding effects or unexpected interactions of the risks discussed above; and other risks and uncertainties, including those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30,2024, and other documents filed by the Company with the Securities and Exchange Commission from time to time.

The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.

WSFS Bank Center	WSFS Bank Place	15
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited)

	Three months ended			Twelve months ended
(Dollars in thousands, except per share data)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Interest income:
Interest and fees on loans	$226,886	$235,977	$224,760	$918,381	$845,271
Interest on mortgage-backed securities	24,995	25,348	26,245	102,024	107,555
Interest and dividends on investment securities	2,188	2,184	2,184	8,739	8,783
Other interest income	9,270	9,875	4,042	34,438	14,913
	263,339	273,384	257,231	1,063,582	976,522
Interest expense:
Interest on deposits	78,541	80,647	67,319	308,676	209,820
Interest on Federal Home Loan Bank advances	828	1,472	213	2,967	5,348
Interest on senior and subordinated debt	2,354	2,446	2,455	9,690	9,815
Interest on trust preferred borrowings	1,655	1,749	1,782	6,910	6,736
Interest on other borrowings	1,754	9,566	7,335	29,901	19,700
	85,132	95,880	79,104	358,144	251,419
Net interest income	178,207	177,504	178,127	705,438	725,103
Provision for credit losses	8,036	18,422	24,816	61,410	88,071
Net interest income after provision for credit losses	170,171	159,082	153,311	644,028	637,032
Noninterest income:
Credit/debit card and ATM income	20,545	24,621	17,058	88,710	59,718
Investment management and fiduciary revenue	39,763	36,648	35,475	146,945	131,050
Deposit service charges	6,844	6,837	6,543	26,664	25,393
Mortgage banking activities, net	1,634	2,067	1,119	7,565	4,799
Loan and lease fee income	1,939	1,513	1,535	6,681	5,718
Unrealized gain on equity investment, net	—	—	338	—	329
Realized gain on sale of equity investment, net	123	56	9,493	2,309	9,493
Bank-owned life insurance income	1,191	1,540	675	4,724	4,642
Other income	11,268	16,876	14,969	57,322	48,729
	83,307	90,158	87,205	340,920	289,871
Noninterest expense:
Salaries, benefits and other compensation	87,503	86,124	69,524	332,682	289,193
Occupancy expense	9,118	9,595	12,115	37,579	42,184
Equipment expense	12,922	12,076	11,077	47,744	42,242
Data processing and operations expense	4,829	4,985	4,692	18,281	19,054
Professional fees	7,083	3,819	6,031	20,164	21,200
Marketing expense	1,969	2,053	1,984	7,824	7,914
FDIC expenses	2,912	2,882	7,908	12,166	15,887
Loan workout and other credit costs	646	1,684	560	2,123	852
Corporate development expense	61	46	282	473	3,931
Restructuring expense	2,193	—	557	2,193	(230)
Other operating expenses	39,890	40,459	32,916	156,460	119,406
	169,126	163,723	147,646	637,689	561,633
Income before taxes	84,352	85,517	92,870	347,259	365,270
Income tax provision	20,197	21,108	29,365	83,764	96,245
Net income	64,155	64,409	63,505	263,495	269,025
Less: Net loss attributable to noncontrolling interest	(47)	(26)	(403)	(176)	(131)
Net income attributable to WSFS	$64,202	$64,435	$63,908	$263,671	$269,156
Diluted earnings per share of common stock:	$1.09	$1.08	$1.05	$4.41	$4.40
Weighted average shares of common stock outstanding for fully diluted EPS	59,078,572	59,393,651	60,772,603	59,738,889	61,220,647
See “Notes”

WSFS Bank Center	WSFS Bank Place	16
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
SUMMARY STATEMENTS OF INCOME (Unaudited) - continued

	Three months ended			Twelve months ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Performance Ratios:
Return on average assets (a)	1.21%	1.22%	1.25%	1.27%	1.33%
Return on average equity (a)	9.66	9.95	11.12	10.40	11.70
Return on average tangible common equity (a)(o)	16.17	16.96	20.83	17.91	21.73
Net interest margin (a)(b)	3.80	3.78	3.99	3.82	4.11
Efficiency ratio (c)	64.57	61.08	55.56	60.85	55.24
Noninterest income as a percentage of total net revenue (b)	31.80	33.64	32.81	32.53	28.51
See “Notes”

WSFS Bank Center	WSFS Bank Place	17
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(Dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023
Assets:
Cash and due from banks	$722,722	$571,798	$629,310
Cash in non-owned ATMs	430,320	414,931	458,889
Investment securities, available-for-sale	3,510,648	3,737,119	3,846,537
Investment securities, held-to-maturity	1,015,161	1,026,305	1,058,557
Other investments	31,765	38,662	37,533
Net loans and leases (e)(f)(l)	13,045,917	13,166,805	12,612,470
Bank owned life insurance	36,565	35,658	42,762
Goodwill and intangibles	988,160	992,163	1,004,560
Other assets	1,033,045	921,768	904,054
Total assets	$20,814,303	$20,905,209	$20,594,672
Liabilities and Stockholders’ Equity:
Noninterest-bearing deposits	$4,987,753	$4,685,957	$4,917,297
Interest-bearing deposits	12,042,055	11,741,074	11,505,113
Total customer deposits	17,029,808	16,427,031	16,422,410
Brokered deposits	—	—	51,676
Total deposits	17,029,808	16,427,031	16,474,086
Federal Home Loan Bank advances	51,040	43,158	—
Other borrowings	332,567	1,032,003	895,076
Other liabilities	821,512	736,002	755,695
Total liabilities	18,234,927	18,238,194	18,124,857
Stockholders’ equity of WSFS	2,589,752	2,678,264	2,477,636
Noncontrolling interest	(10,376)	(11,249)	(7,821)
Total stockholders' equity	2,579,376	2,667,015	2,469,815
Total liabilities and stockholders' equity	$20,814,303	$20,905,209	$20,594,672
Capital Ratios:
Equity to asset ratio	12.44%	12.81%	12.03%
Tangible common equity to tangible asset ratio (o)	8.08	8.47	7.52
Common equity Tier 1 capital (required: 4.5%; well capitalized: 6.5%) (g)	13.88	13.46	13.72
Tier 1 leverage (required: 4.00%; well-capitalized: 5.00%) (g)	11.03	10.68	10.92
Tier 1 risk-based capital (required: 6.00%; well-capitalized: 8.00%) (g)	13.88	13.46	13.72
Total risk-based capital (required: 8.00%; well-capitalized: 10.00%) (g)	15.13	14.71	14.96
Asset Quality Indicators:
Nonperforming assets:
Nonaccruing loans (t)	$122,181	$90,039	$74,185
Assets acquired through foreclosure	5,204	1,301	1,569
Total nonperforming assets	$127,385	$91,340	$75,754
Past due loans (h)	$9,202	$31,714	$11,584
Troubled loans (u)	151,288	166,754	95,268
Allowance for credit losses	195,288	197,497	186,134
Ratio of nonperforming assets to total assets	0.61%	0.44%	0.37%
Ratio of allowance for credit losses to total loans and leases (q)	1.48	1.48	1.46
Ratio of allowance for credit losses to nonaccruing loans	160	219	251
Ratio of quarterly net charge-offs to average gross loans (a)(e)(i)(n)	0.31	0.58	0.46
Ratio of year-to-date net charge-offs to average gross loans (a)(e)(i)(n)	0.40	0.43	0.44
See “Notes”

WSFS Bank Center	WSFS Bank Place	18
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET (Unaudited)

(Dollars in thousands)	Three months ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)	Average Balance	Interest & Dividends	Yield/ Rate (a)(b)
Assets:
Interest-earning assets:
Loans: (e) (j)
Commercial loans and leases (p)	$5,234,307	$89,784	6.84%	$5,246,721	$93,594	7.11%	$5,049,932	$89,474	7.04%
Commercial real estate loans (s)	4,939,610	84,415	6.80	4,952,571	89,516	7.19	4,757,766	85,717	7.15
Residential mortgage	953,099	12,604	5.29	924,830	11,916	5.15	865,631	10,176	4.70
Consumer loans	2,112,283	39,039	7.35	2,112,423	39,909	7.52	1,992,434	38,495	7.67
Loans held for sale	49,455	1,044	8.40	50,556	1,042	8.20	46,227	898	7.71
Total loans and leases	13,288,754	226,886	6.80	13,287,101	235,977	7.07	12,711,990	224,760	7.02
Mortgage-backed securities (d)	4,295,179	24,995	2.33	4,354,462	25,348	2.33	4,376,102	26,245	2.40
Investment securities (d)	366,981	2,188	2.64	366,098	2,184	2.62	356,495	2,184	2.72
Other interest-earning assets	765,240	9,270	4.82	709,358	9,875	5.54	291,626	4,042	5.50
Total interest-earning assets	$18,716,154	$263,339	5.61%	$18,717,019	$273,384	5.82%	$17,736,213	$257,231	5.76%
Allowance for credit losses	(196,740)			(199,380)			(179,030)
Cash and due from banks	189,730			189,523			263,724
Cash in non-owned ATMs	387,114			387,019			396,589
Bank owned life insurance	36,350			35,689			91,769
Other noninterest-earning assets	1,917,671			1,931,521			2,009,939
Total assets	$21,050,279			$21,061,391			$20,319,204
Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Interest-bearing demand	$2,843,613	$8,460	1.18%	$2,806,850	$9,074	1.29%	$2,941,311	$7,966	1.07%
Savings	1,480,650	1,922	0.52	1,519,457	2,038	0.53	1,646,314	1,614	0.39
Money market	5,323,856	44,797	3.35	5,125,286	46,686	3.62	4,760,003	40,373	3.37
Customer time deposits	2,155,891	23,362	4.31	2,061,526	22,849	4.41	1,763,678	15,766	3.55
Total interest-bearing customer deposits	11,804,010	78,541	2.65	11,513,119	80,647	2.79	11,111,306	65,719	2.35
Brokered deposits	—	—	—	—	—	—	119,843	1,600	5.30
Total interest-bearing deposits	11,804,010	78,541	2.65	11,513,119	80,647	2.79	11,231,149	67,319	2.38
Federal Home Loan Bank advances	71,331	828	4.62	108,196	1,472	5.41	14,620	213	5.78
Trust preferred borrowings	90,806	1,655	7.25	90,753	1,749	7.67	90,606	1,782	7.80
Senior and subordinated debt	218,593	2,354	4.31	218,535	2,446	4.48	218,362	2,455	4.50
Other borrowed funds	171,873	1,754	4.06	816,373	9,566	4.66	635,512	7,335	4.58
Total interest-bearing liabilities	$12,356,613	$85,132	2.74%	$12,746,976	$95,880	2.99%	$12,190,249	$79,104	2.57%
Noninterest-bearing demand deposits	5,289,024			4,979,859			4,965,356
Other noninterest-bearing liabilities	772,531			770,572			889,962
Stockholders’ equity of WSFS	2,643,325			2,575,182			2,281,076
Noncontrolling interest	(11,214)			(11,198)			(7,439)
Total liabilities and equity	$21,050,279			$21,061,391			$20,319,204
Excess of interest-earning assets over interest-bearing liabilities	$6,359,541			$5,970,043			$5,545,964
Net interest and dividend income		$178,207			$177,504			$178,127
Interest rate spread			2.87%			2.83%			3.19%
Net interest margin			3.80%			3.78%			3.99%
See “Notes”

WSFS Bank Center	WSFS Bank Place	19
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Unaudited)

(Dollars in thousands, except per share data)	Three months ended			Twelve months ended
Stock Information:	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Market price of common stock:
High	$62.75	$58.59	$47.97	$62.75	$51.77
Low	47.87	45.42	33.12	40.20	29.59
Close	53.13	50.99	45.93	53.13	45.93
Book value per share of common stock	44.15	45.37	40.93
Tangible common book value (TBV) per share of common stock (o)	27.30	28.56	24.33
Number of shares of common stock outstanding (000s)	58,657	59,033	60,538
Other Financial Data:
One-year repricing gap to total assets (k)	2.26%	(0.78)%	(0.14)%
Weighted average duration of the MBS portfolio	5.9 years	5.7 years	5.8 years
Unrealized losses on securities available for sale, net of taxes	$(537,790)	$(420,815)	$(499,932)
Number of Associates (FTEs) (m)	2,309	2,316	2,229
Number of offices (branches, LPO’s, operations centers, etc.)	114	114	114
Number of WSFS owned and branded ATMs	567	569	590
Notes:
(a)Annualized.
(b)Computed on a fully tax-equivalent basis.
(c)Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.
(d)Includes securities held-to-maturity (at amortized cost) and securities available-for-sale (at fair value).
(e)Net of unearned income.
(f)Net of allowance for credit losses.
(g)Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries. Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.
(h)Accruing loans which are contractually past due 90 days or more as to principal or interest. Balance includes student loans, which are U.S. government guaranteed with little risk of credit loss.
(i)Excludes loans held for sale.
(j)Nonperforming loans are included in average balance computations.
(k)The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(l)Includes loans held for sale and reverse mortgages.
(m)Includes seasonal Associates, when applicable.
(n)Excludes reverse mortgage loans.
(o)The Company uses non-GAAP (United States Generally Accepted Accounting Principles) financial information in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP financial measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see "Non-GAAP Reconciliation" at the end of the press release.
(p)Includes commercial & industrial loans and commercial small business leases.
(q)Represents amortized cost basis for loans and leases.
(r)Includes provision for credit losses, loan workout expenses, OREO expenses and other credit costs.
(s)Includes commercial mortgage and commercial construction loans.
(t)Includes nonaccruing troubled loans.
(u)Represents loans modified in the form of principal forgiveness, interest rate reduction, an other-than-insignificant payment delay, or a term extension to borrowers experiencing financial difficulty.

WSFS Bank Center	WSFS Bank Place	20
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103
WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation (o):	Three months ended			Twelve months ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net interest income (GAAP)	$178,207	$177,504	$178,127	$705,438	$725,103
Core net interest income (non-GAAP)	178,207	177,504	178,127	705,438	725,103
Noninterest income (GAAP)	83,307	90,158	87,205	340,920	289,871
Less: Unrealized gain on equity investments, net	—	—	338	—	329
Less: Realized gain on sale of equity investment, net	123	56	9,493	2,309	9,493
Less/(plus): Visa derivative valuation adjustment	—	—	(605)	2,829	(2,460)
Core fee revenue (non-GAAP)	$83,184	$90,102	$77,979	$335,782	$282,509
Core net revenue (non-GAAP)	$261,391	$267,606	$256,106	$1,041,220	$1,007,612
Core net revenue (non-GAAP)(tax-equivalent)	$261,811	$267,991	$256,523	$1,042,785	$1,009,427
Noninterest expense (GAAP)	$169,126	$163,723	$147,646	$637,689	$561,633
Less: FDIC special assessment	—	—	5,052	880	5,052
Less: Corporate development expense	61	46	282	473	3,931
Less/(plus): Restructuring expense	2,193	—	557	2,193	(230)
Plus: Remeasurement of lease liability	(112)	—	—	(112)	—
Less: Contribution to WSFS CARES Foundation	—	—	2,000	—	2,000
Core noninterest expense (non-GAAP)	$166,984	$163,677	$139,755	$634,255	$550,880
Core efficiency ratio (non-GAAP)	63.8%	61.1%	54.5%	60.8%	54.6%
Core fee revenue ratio (non-GAAP) (b)	31.8%	33.6%	30.4%	32.2%	28.0%

	End of period
	December 31, 2024	September 30, 2024	December 31, 2023
Total assets (GAAP)	$20,814,303	$20,905,209	$20,594,672
Less: Goodwill and other intangible assets	988,160	992,163	1,004,560
Total tangible assets (non-GAAP)	$19,826,143	$19,913,046	$19,590,112
Total stockholders’ equity of WSFS (GAAP)	$2,589,752	$2,678,264	$2,477,636
Less: Goodwill and other intangible assets	988,160	992,163	1,004,560
Total tangible common equity (non-GAAP)	$1,601,592	$1,686,101	$1,473,076

Tangible common book value (TBV) per share:
Book value per share (GAAP)	$44.15	$45.37	$40.93
Tangible common book value per share (non-GAAP)	27.30	28.56	24.33
Tangible common equity to tangible assets:
Equity to asset ratio (GAAP)	12.44%	12.81%	12.03%
Tangible common equity to tangible assets ratio (non-GAAP)	8.08	8.47	7.52

WSFS Bank Center	WSFS Bank Place	21
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Twelve months ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GAAP net income attributable to WSFS	$64,202	$64,435	$63,908	$263,671	$269,156
Plus/(less): Pre-tax adjustments: Realized/unrealized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, remeasurement of lease liability, and contribution to WSFS CARES Foundation	2,019	(10)	(1,335)	(1,704)	3,391
Plus: Tax adjustments: BOLI surrender	—	—	7,056	—	7,056
(Plus)/less: Tax impact of pre-tax adjustments	(445)	2	65	485	(764)
Adjusted net income (non-GAAP) attributable to WSFS	$65,776	$64,427	$69,694	$262,452	$278,839

GAAP return on average assets (ROA)	1.21%	1.22%	1.25%	1.27%	1.33%
Plus/(less): Pre-tax adjustments: Realized/unrealized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, remeasurement of lease liability, and contribution to WSFS CARES Foundation	0.04	—	(0.03)	(0.01)	0.02
Plus: Tax adjustments: BOLI surrender	—	—	0.14	—	0.03
(Plus)/less: Tax impact of pre-tax adjustments	(0.01)	—	—	—	—
Core ROA (non-GAAP)	1.24%	1.22%	1.36%	1.26%	1.38%

Earnings per share (diluted) (GAAP)	$1.09	$1.08	$1.05	$4.41	$4.40
Plus/(less): Pre-tax adjustments: Realized/unrealized gain on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, remeasurement of lease liability, and contribution to WSFS CARES Foundation	0.03	—	(0.02)	(0.03)	0.05
Plus: Tax adjustments: BOLI surrender	—	—	0.12	—	0.12
(Plus)/less: Tax impact of pre-tax adjustments	(0.01)	—	—	0.01	(0.02)
Core earnings per share (non-GAAP)	$1.11	$1.08	$1.15	$4.39	$4.55

Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$64,202	$64,435	$63,908	$263,671	$269,156
Plus: Tax effected amortization of intangible assets	2,965	2,949	2,976	11,893	11,724
Net tangible income (non-GAAP)	$67,167	$67,384	$66,884	$275,564	$280,880
Average stockholders’ equity of WSFS	$2,643,325	$2,575,182	$2,281,076	$2,535,737	$2,300,467
Less: Average goodwill and intangible assets	990,762	994,818	1,007,136	996,899	1,008,128
Net average tangible common equity	$1,652,563	$1,580,364	$1,273,940	$1,538,838	$1,292,339
Return on average tangible common equity (non-GAAP)	16.17%	16.96%	20.83%	17.91%	21.73%

WSFS Bank Center	WSFS Bank Place	22
500 Delaware Avenue	1818 Market Street
Wilmington, DE 19801	Philadelphia, PA 19103

Non-GAAP Reconciliation - continued (o):	Three months ended			Twelve months ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Calculation of core return on average tangible common equity:
Adjusted net income (non-GAAP) attributable to WSFS	$65,776	$64,427	$69,694	$262,452	$278,839
Plus: Tax effected amortization of intangible assets	2,965	2,949	2,976	11,893	11,724
Core net tangible income (non-GAAP)	$68,741	$67,376	$72,670	$274,345	$290,563
Net average tangible common equity	$1,652,563	$1,580,364	$1,273,940	$1,538,838	$1,292,339
Core return on average tangible common equity (non-GAAP)	16.55%	16.96%	22.63%	17.83%	22.48%

Calculation of PPNR:
Net income (GAAP)	$64,155	$64,409	$63,505	$263,495	$269,025
Plus: Income tax provision	20,197	21,108	29,365	83,764	96,245
Plus: Provision for credit losses	8,036	18,422	24,816	61,410	88,071
PPNR (non-GAAP)	$92,388	$103,939	$117,686	$408,669	$453,341